UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2016

MOLINA HEALTHCARE, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-31719	13-4204626
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

200 Oceangate, Suite 100,

Long Beach, California 90802

(Address of principal executive offices)

Registrant’s telephone number, including area code: (562) 435-3666

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On April 27, 2016, Molina Healthcare, Inc., a Delaware corporation (the “Company”), held its 2016 Annual Meeting of Stockholders. At the meeting, a total of 54,080,087 shares were voted, representing 95.57% of the 56,585,520 shares outstanding as of the March 8, 2016 record date.

At the Company’s 2016 Annual Meeting of Stockholders, the stockholders:

(1)	elected all three of the Company’s nominees for Class II directors; and

(2)	ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2016.

Shares were voted on the proposals as follows:

With regard to Proposal No. 1 for the election of three Class II directors, the stockholders voted as follows:

Director	Votes For	Votes Against	Abstentions	Broker Non-Votes	% of Votes For
Charles Z. Fedak	49,611,090	995,831	6,717	3,466,449	98.02%
John C. Molina	46,261,581	4,346,195	5,818	3,466,493	91.40%
Steven J. Orlando	50,027,714	579,158	6,767	3,466,448	98.84%

With regard to Proposal No. 2 for the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2016, the stockholders voted as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes	% of Votes For
53,438,873	628,454	12,759	0	98.81%

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOLINA HEALTHCARE, INC.

Date: May 2, 2016	By:	/s/ Jeff D. Barlow
Jeff D. Barlow
Chief Legal Officer and Corporate Secretary

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